                                                                    Exhibit 23.1



We consent to the reference to Dechert under the captions "THE MERGER- Material U.S. federal income tax consequences - Tax Opinions" and "LEGAL MATTERS" in the Registration Statement on Form S-4 filed by Pharmacopeia, Inc. on the date hereof (the "Registration Statement") and the Proxy Statement/Prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.


                                   /s/ DECHERT

Dated: October 2, 2001